Exhibit 4.16

THIS MASTER DEED OF RELEASE AND TERMINATION is made on 31 October 2003

BETWEEN

BUHRMANN N.V., a company incorporated in The Netherlands (registered number 33250021) whose registered office is at Hoogoorddreef 62, 1101 BE Amsterdam Zuidoost, The Netherlands (the Parent);

BUHRMANN US INC., a company incorporated in Delaware (registered number 99 94 582) whose registered office is at Corporation Trust Centre, 1209 Orange Street, Wilmington, County of New Castle, Delaware, United States (Buhrmann US);

BUHRMANN STAFDIENSTEN B.V., a limited liability company incorporated in The Netherlands (registered number BV243180) whose registered office is at Hoogoorddreef 62, 1101BE Amsterdam Zuidoost, The Netherlands (the Master Servicer);

SILVER SECURITISATION B.V., a limited liability company incorporated in The Netherlands (registered number 34176237) whose registered office is at Herengracht 450, 1017 CA Amsterdam, The Netherlands (the European Master Purchaser);

BUHRMANN SILVER US LLC, a limited liability company formed under the law of the State of Delaware having its registered office at Corporate Trust Center, 1209 Orange Street, Wilmington Delaware and having its principal place of business at 1 Environmental Way, Broomfield, Colorado 80021-3416 (the US Master Purchaser and, together with the European Master Purchaser, the Master Purchasers);

BUHRMANN SILVER S.A., a limited liability company incorporated in Luxembourg (registered number 75881) whose registered office is at 400 Route d’Esch, L-1471 Luxembourg (the European Receivables Warehouse Company);

BUHRMANN EUROPCENTER N.V., a limited liability company incorporated in Belgium (registered number 84665) whose registered office is at Bodemmstratt 11, bus 1, B-3830 Wellen, Belgium (Europcenter);

BUHRMANN FINED B.V., a limited liability company incorporated in The Netherlands (registered number 33149244) whose registered office is at Hoogoorddreef 62, 1101 BE Amsterdam, The Netherlands (the Initial Subordinated Buhrmann European Note Purchaser which expression shall include any person that accedes to the terms of the European Master Purchaser Funding Deed thereunder and together with any other person that accedes to the terms of the European Master Purchaser Funding Deed, the Subordinated Buhrmann European Note Purchasers and each a Subordinated Buhrmann European Note Purchaser) and as Jersey Company Subordinated Note Purchaser under the Jersey Company Subordinated Note Purchase Facility (the Jersey Company Subordinated Note Purchaser);

BÜHRMANN-UBBENS B.V., a limited liability company incorporated in The Netherlands (registered number 08000089) whose registered office is at Pollaan 1, 7202 BV Zutphen, PROOST EN BRANDT B.V., a limited liability company incorporated in The Netherlands (registered number 33002333) whose registered office is at Stammerkamp 1, 1112 VE Diemen, The Netherlands and BUHRMANN OFFICE PRODUCTS NEDERLAND B.V., a limited liability company incorporated in The Netherlands (registered number 33272529) who registered office is at Hoogoorddreef 62, 1101E Amsterdam, Zuidoost, each as an Originator under the Dutch Master Receivables Purchase Agreement (in such capacity, each a Dutch Originator) and as a Sub-Servicer under the Dutch Servicing Agreement (in such capacity, each a Dutch Sub-Servicer);

ROBERT HORNE GROUP PLC (formerly known as Robert Horne Paper Company Limited), a public limited liability company incorporated in England and Wales (registered number 00584756) whose registered office is at Huntsman House, Mansion Close, Moulton Park, Northampton NN3 6LA; THE HOWARD SMITH PAPER GROUP LIMITED, a limited liability company incorporated in England and Wales (registered number 01138498) whose registered office is at Sovereign House, Rhosili Road, Brackmills, Northampton NN4 0JE; and THE M6 PAPER GROUP LIMITED, a limited liability company incorporated in England and Wales (registered number 02755905) whose registered office is at Motorway House, Charter Way, Hurdsfield, Macclesfield, Cheshire SK10 2NY, each as an Originator under any English Receivable Sale Contract (in such capacity, each an English Originator) and as a Sub-Servicer under the English Servicing Agreement (in such capacity, each an English Sub-Servicer);

DEUTSCHE TRUSTEE COMPANY LIMITED (formerly known as Bankers Trustee Company Limited), a limited liability company incorporated in England and Wales (registered number 00338230) whose registered office is at Winchester House, 1 Great Winchester Street, London EC2N 2DB (as the Security Agent, which expression shall include such person and all other person or persons for the time being acting as the security agent or agents pursuant to the Master Purchaser Security Documents; as the MTN Trustee under the MTN Trust Deed, which expression shall include such person and all other person or persons for the time being acting as the trustee pursuant to the MTN Trust Deed; and as the MTN Security Trustee under the MTN Issuer Deed of Charge, which expression shall include such person and all other person or persons for the time being acting as the security trustee pursuant to the MTN Issuer Deed of Charge);

DEUTSCHE BANK AKTIENGESELLSCHAFT, acting through its office at Große Gallusstraße 10-14, D-60272 Frankfurt am Main, Germany in its capacity as agent for the Jersey Company Liquidity Banks under the Jersey Company Liquidity Facility Agreement referred to below (the Jersey Company Liquidity Agent, which expression shall include its successors and persons deriving title under the Jersey Company Liquidity Facility Agreement as Jersey Company Liquidity Agent thereunder); as Jersey Company Overdraft Bank under the Jersey Company Overdraft Facility Agreement referred to below (the Jersey Company Overdraft Bank which expression shall include its successors and persons deriving title under it as Jersey Company Overdraft Bank thereunder); as Jersey Company L/C Bank under the Jersey

Company Standby Letter of Credit Agreement referred to below (the Jersey Company L/C Bank which expression shall include its successors and persons deriving title under it as Jersey Company L/C Bank thereunder); as Jersey Company Cash Administrator under the Jersey Company Cash Administration Agreement referred to below (the Jersey Company Cash Administrator which expression shall include any person appointed as Jersey Company Cash Administrator thereunder); and, acting through its office at Taunusanlage 12, 60325 Frankfurt in its capacity as Jersey Company Account Bank under the Jersey Company Cash Administration Agreement referred to below (the Jersey Company Account Bank which expression shall include any person appointed as Jersey Company Account Bank thereunder);

DEUTSCHE BANK AG, Amsterdam Branch, acting through its office at Herengracht 450, 1017 CA Amsterdam as European Master Purchaser Account Bank under the Cash Management Agreement referred to below (the European Master Purchaser Account Bank which expression shall include any person appointed as European Master Purchaser Account Bank thereunder) as European Receivables Warehouse Company Account Bank under the Cash Management Agreement (the European Receivables Warehouse Company Account Bank which expression shall include any person appointed as European Receivables Warehouse Company Account Bank thereunder), as MTN Issuer Account Bank under the Cash Management Agreement (the MTN Issuer Account Bank which expression shall include any person appointed as MTN Issuer Account Bank thereunder) and as MTN Issuer Liquidity Facility Provider under the MTN Issuer Liquidity Facility Agreement (the MTN Issuer Liquidity Facility Provider);

DEUTSCHE BANK AG LONDON, acting through its office at Winchester House, 1 Great Winchester Street, London EC2N 2DB as Cash Manager under the Cash Management Agreement referred to below (the Cash Manager which expression shall include any person appointed as Cash Manager thereunder), as MTN Agent under the MTN Agency Agreement referred to below (the MTN Agent which expression shall include any person appointed as MTN Agent thereunder) and as MTN Dealer (the MTN Dealer) and MTN Arranger under the MTN Programme Agreement;

DEUTSCHE BANK LUXEMBOURG S.A., acting through its office at 2 Boulevard Konrad Adenauer, L-115 Luxembourg as Luxembourg MTN Paying Agent under the MTN Agency Agreement (the Luxembourg MTN Paying Agent which expression shall include any person appointed as Luxembourg MTN Paying Agent thereunder);

DEUTSCHE BANK AG, New York, acting through its office at 31 West 52nd Street, New York, New York 10019 as US Master Purchaser Account Bank under the Cash Management Agreement referred to below (the US Master Purchaser Account Bank which expression shall include any person appointed as US Master Purchaser Account Bank thereunder);

RHEINGOLD NO. 11 LIMITED, a limited liability company incorporated in Jersey having its registered office at Whiteley Chambers, Don Street, St. Helier, Jersey, JE4 9WG, Channel Islands (as the Jersey Company and as the Initial Buhrmann Note Purchaser);

SILVER FUNDING LIMITED, a public company incorporated with limited liability in Jersey (registered number 78721) having its registered office at Whiteley Chambers, Don Street, St. Helier, Jersey, JE4 9WG, Channel Islands (the MTN Issuer);

RHEINGOLD SECURITISATION LIMITED, a limited liability company incorporated in Jersey having its registered office at Whiteley Chambers, Don Street, St. Helier, Jersey, JE4 9WG, Channel Islands (the CP Issuer); and

DEUTSCHE INTERNATIONAL CORPORATE SERVICES LIMITED, a limited liability company incorporated in Jersey having its registered office at St. Paul’s Gate, New Street, St. Helier, Jersey, Channel Islands (as the Jersey Company Security Trustee and the MTN Issuer Corporate Administrator).

WHEREAS:

(A)                              Upon and subject to the terms of any English Receivables Sale Contract, the English Originators have sold and European Receivables Warehouse Company has purchased certain English Receivables originated by the English Originators (the English Receivables).

(B)                                Upon and subject to the terms of the Dutch Master Receivables Purchase Agreement, the Dutch Originators have sold and the European Receivables Warehouse Company has purchased certain Dutch Receivables originated by the Dutch Originators (the Dutch Receivables).

(C)                                Upon and subject to the terms of the Onward English Receivables Sale Contract and the Onward Dutch Master Receivables Purchase Agreement, the European Receivables Warehouse Company has sold and the European Master Purchaser has purchased the English Receivables and Dutch Receivables.

(D)                               By the European Receivables Warehouse Company Deed of Charge, the European Receivables Warehouse Company, as a continuing security for the payment of the European Receivables Warehouse Company Secured Obligations therein stated, assigned to the Security Agent all of its rights, title, benefits and interest, present and future in and to the European Receivables Warehouse Company Charged Property.

(E)                                 By the European Master Purchaser Deed of Charge, the European Master Purchaser, as a continuing security for the payment of the European Master Purchaser Secured Obligations therein stated, assigned to the Security Agent all of its rights, title, benefits and interest, present and future in and to the European Master Purchaser Charged Property.

(F)                                 The European Master Purchaser will re-assign the English Receivables to the European Receivables Warehouse Company and release the European Receivables Warehouse Company from all undertakings, liabilities and obligations on its part contained in the Onward English Receivables Sale Contract with respect to the English Receivables, on the terms set out in the European Master Purchaser Sale and Purchase Agreement.

(G)                                The European Master Purchaser will re-assign the Selected Dutch Receivables (together with the English Receivables, the Relevant European Re-assigned Receivables) to the European Receivables Warehouse Company and release the European Receivables Warehouse Company from all undertakings, liabilities and obligations on its part contained in the Onward Dutch Master Receivables Purchase Agreement with respect to the Relevant European Re-assigned Receivables, on the terms set out in the Dutch Master Receivables Re-purchase Agreement.

(H)                               Following the assignment by the European Master Purchaser of the English Receivables to the European Receivables Warehouse Company, the European Receivables Warehouse Company will re-assign the English Receivables to the English Originators and release the English Originators from all undertakings, liabilities and obligations on its part contained in any English Receivables Sale Contract on the terms set out in the European Receivables Warehouse Company Sale and Purchase Agreement.

(I)                                    Following the assignment by the European Master Purchaser of the Selected Dutch Receivables to the European Receivables Warehouse Company, the European Receivables Warehouse Company will re-assign the Selected Dutch Receivables to Bührmann-Ubbens B.V. and Proost en Brandt B.V. (the Selected Dutch Originators) and release the Selected Dutch Originators from all undertakings, liabilities and obligations on its part contained in any Dutch Master Receivables Purchase Agreement on the terms set out in the Onward Dutch Receivables Re-purchase Agreement.

(J)                                   Following the assignment by the European Master Purchaser of the English Receivables, to the European Receivables Warehouse Company, the Security Agent has agreed to release the European Master Purchaser Charged Property which relates to the Relevant European Re-assigned Receivables from the security created by the European Master Purchaser Deed of Charge and to release the European Master Purchaser from all undertakings, liabilities and obligations on its part contained in the European Master Purchaser Deed of Charge with respect to the Relevant European Re-assigned Receivables, on the terms set out in this Agreement.

(K)                               Following the assignment by the European Receivables Warehouse Company of the English Receivables, to the English Originators, the Security Agent has agreed to release the European Receivables Warehouse Company Charged Property which relates to the Relevant European Re-assigned Receivables from the security created by the European Receivables Warehouse Company Deed of Charge and to release the European Receivables Warehouse Company from all undertakings, liabilities and obligations on its part contained in the European Receivables Warehouse Company Deed of Charge with respect to the Relevant European Re-assigned Receivables, on the terms set out in this Agreement.

(L)                                 Following the assignment by the European Master Purchaser of the English Receivables, to the European Receivables Warehouse Company and the

subsequent assignment by the European Receivables Warehouse Company of the English Receivables to the English Originators, the Security Agent has agreed to release the English Originators and the European Receivables Warehouse Company from all undertakings, liabilities and obligations on its part contained in any English Receivables Sale Contract with respect to any Relevant European Re-assigned Receivables, on the terms set out in this Agreement.

(M)                            The Security Agent has agreed to release the Selected Dutch Originators and the European Receivables Warehouse Company from all undertakings, liabilities and obligations on its part contained in any Dutch Master Receivables Purchase Agreement with respect to the Relevant European Re-assigned Receivables, on the terms set out in this Agreement.

(N)                               Following the assignment by the European Master Purchaser of the English Receivables, to the European Receivables Warehouse Company and the subsequent assignment by the European Receivables Warehouse Company of the English Receivables to the English Originators, the Security Agent has agreed to release the European Receivables Warehouse Company and the European Master Purchaser from all undertakings, liabilities and obligations on its part contained in the Onward English Receivables Sale Contract with respect to the English Receivables, on the terms set out in this Agreement.

(O)                               The Security Agent has agreed to release the European Receivables Warehouse Company and the European Master Purchaser from all undertakings, liabilities and obligations on its part contained in the Onward Dutch Master Receivables Purchase Agreement with respect to the Selected Dutch Receivables, on the terms set out in this Agreement.

THIS DEED WITNESS as follows:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                                 Capitalised terms in this Deed (including the Recitals hereto) shall, except where the context otherwise requires and save where otherwise defined herein, bear the meanings ascribed to them in the Master Definitions and Framework Deed executed on 27 September 2000 as amended and restated on 28 September 2001, 18 July 2002 and 16 April 2003 (as the same may be amended, varied or supplemented from time to time with the consent of the persons expressed to be parties thereto) and this Deed shall be construed in accordance with the constructions set out therein.

1.2                                 This Deed shall also have expressly and specifically incorporated into it the provisions set out in the Master Definitions and Framework Deed (hereafter referred to as the Provisions), as though the same were set out in full in this Deed mutatis mutandis. In the event of any conflict between the provisions of this Deed and the Provisions, the Provisions shall prevail.

1.3                                 In addition the following expressions shall have the following meanings:

Euro Re-purchase Price means

the aggregate of

A + B    x D
C

for each Selected Dutch Receivable

A =                            the Face Value of each Subordinated Buhrmann European Note denominated in Euro and any Buhrmann European Note denominated in Euro (less an amount equal to the portion of each Subordinated Buhrmann European Note and the portion of each Buhrmann European Note that relates to the European Receivables originated by Buhrmann Office Products Nederland B.V.)

B =                              all European Master Purchaser Senior Expenses denominated in Euro due to be paid on or before the Redemption Date

C =                              the aggregate of the Face Amount of all the Selected Dutch Receivables

D =                             the Face Amount of a Selected Dutch Receivable;

European Master Purchaser Sale and Purchase Agreement means the contract concluded for the sale and purchase of the English Receivables between the European Master Purchaser and the European Receivables Warehouse Company incorporating the Re-Sale English Standard Terms and Conditions;

European Receivables Warehouse Company Sale and Purchase Agreement means the contract concluded for the sale and purchase of the English Receivables between the European Receivables Warehouse Company and the English Originators incorporating the Re-Sale English Standard Terms and Conditions;

Redemption Date means 25 November 2003;

Relevant European Re-assigned Receivables means the English Receivables and the Selected Dutch Receivables;

Re-purchase Price means the aggregate of the Sterling Re-purchase Price and the Euro Re-purchase Price;

Re-Sale Documents means the Master Deed of Release and Termination, the European Master Purchaser Sale and Purchase Agreement, the European Receivables Warehouse Company Sale and Purchase Agreement, the Re-Sale English Standard Terms and Conditions, the European Master Purchaser Re-Sale Warranty Deed, the European Receivables Warehouse Company Re-Sale Warranty Deed, the Dutch Master Receivables Re-Purchase Agreement, the Onward Dutch Receivables Re-Purchase Agreement, the Dutch Law Security Interest Termination Agreement, the German Law Security Interest Termination Agreement, the Dutch Bank Termination Agreement and the English Bank Termination Agreement;

Selected Dutch Originators means Bührmann-Ubbens B.V. and Proost en Brandt B.V.;

Selected Dutch Receivables means the receivables originated by Bührmann-Ubbens B.V. and Proost en Brandt B.V.;

Sterling Re-purchase Price means

the aggregate of

A + B    x D
C

for each English Receivable

A =                            the Face Value of each Buhrmann European Note denominated in Sterling

B =                              all European Master Purchaser Senior Expenses denominated in Sterling due to be paid on or before the Redemption Date

C =                              the aggregate of the Face Amount of all the English Receivables

D =                             the Face Amount of an English Receivable; and

Termination Date means the 31 October 2003.

2.                                      CONDITIONS PRECEDENT

Save as the Security Agent may otherwise agree, this Deed shall not become effective until and unless the Security Agent has confirmed, in the form set out in Schedule 3, to the European Receivables Warehouse Company and the European Master Purchaser that it has received, in each case, in form and substance satisfactory to it (or, to the extent not so satisfied, waived in the absolute discretion of the Security Agent) all of the information and documents listed in Schedule 2.

3.                                      RELEASE AND DISCHARGE OF CERTAIN SELLERS

3.1                                 Upon execution of the relevant Re-Sale Documents and payment of the Sterling Re-purchase Price to the European Master Purchaser, with effect from the Termination Date, each party hereto (other than the English Originators) hereby unconditionally and irrevocably releases and discharges each of the English Originators from all its obligations and liabilities, whether actual or contingent, arising on or after the Termination Date under the Transaction Documents to which the English Originators are party.

3.2                                 Upon execution of the relevant Re-Sale Documents and payment of the Euro Re-purchase Price to the European Master Purchaser, with effect from the Termination Date, each party hereto (other than the Selected Dutch Originators) hereby unconditionally and irrevocably releases and discharges each of the Selected Dutch Originators from all its obligations and liabilities, whether actual or contingent, arising on or after the Termination Date under the Transaction Documents to which the Selected Dutch Originators are party.

3.3                                 For the avoidance of doubt, notwithstanding the release and discharge effected by this Clause 3 none of the English Originators or the Selected Dutch Originators shall be discharged by reason of this Clause 3 only from any security, liabilities or obligations, any of them may have or have granted under any agreement, to which any party hereto is a party, or for the benefit of such party, that is not a Transaction Document.

4.                                      RELEASE AND DISCHARGE OF OTHER PARTIES

4.1                                 Upon execution of the relevant Re-Sale Documents and payment of the Sterling Re-purchase Price to the European Master Purchaser, with effect from the Termination Date, each English Originator hereby unconditionally and irrevocably releases and discharges all other parties hereto from all their respective obligations and liabilities, whether actual or contingent, arising in favour of the English Originators on or after the Termination Date under the Transaction Documents to which the English Originators are party.

4.2                                 Upon execution of the relevant Re-Sale Documents and payment of the Euro Re-purchase Price to the European Master Purchaser, with effect from the Termination Date, each Selected Dutch Originator hereby unconditionally and irrevocably releases and discharges all other parties hereto from all their respective obligations and liabilities, whether actual or contingent, arising in favour of the Selected Dutch Originators on or after the Termination Date under the Transaction Documents to which the Selected Dutch Originators are party.

5.                                      RELEASE OF EUROPEAN RECEIVABLES WAREHOUSE COMPANY FROM SECURITY DOCUMENTS

5.1                                 The Security Agent as and from the Termination Date:

(a)                                  acknowledges the discharge of the mortgages, pledges, sub-pledge, securities and charges granted by the European Receivables Warehouse Company over the Relevant European Re-assigned Receivables, the Ancillary Rights relating thereto and the Invoice Files and the Counterparty Files produced in respect of the Relevant European Re-assigned Receivables;

(b)                                 releases to the European Receivables Warehouse Company all the Relevant European Re-assigned Receivables, the Ancillary Rights relating thereto and the Invoice Files and the Counterparty Files produced in respect of the Relevant European Re-assigned Receivables owned by the European Receivables Warehouse Company, to hold the same free and discharged from the security interests created by the European Receivables Warehouse Company Deed of Charge;

(c)                                  reassigns and reconveys to the European Receivables Warehouse Company all the Relevant European Re-assigned Receivables, the Ancillary Rights relating thereto and the Invoice Files and the Counterparty Files produced in respect of the Relevant European Re-assigned Receivables which were assigned and/or conveyed to the Security Agent by way of security pursuant to the terms of the European Receivables Warehouse Company Deed of Charge;

(d)                                 agrees and undertakes to execute and deliver, at the European Receivables Warehouse Company’s sole expense, to the European Receivables Warehouse Company if required for any reason subsequent to the date hereof a discharge giving effect to the foregoing provisions in this Clause 5 in conformity with the requirements of the laws of the Federal Republic of Germany and/or the laws of The Netherlands as applicable;

(e)                                  the Security Agent agrees and undertakes to deliver to the European Receivables Warehouse Company, at the European Receivables Warehouse Company’s request and expense, all documents of title, certificates and other documents (if any) presently held by the Security Agent in relation to the Relevant European Re-assigned Receivables, the Ancillary Rights relating thereto and the Invoice Files and the Counterparty Files produced in respect of the Relevant European Re-assigned Receivables owned by the European Receivables Warehouse Company and subject to the European Receivables Warehouse Company Deed of Charge;

(f)                                    the parties agree that nothing in this Clause 5 shall prevent the Security Agent from relying on any indemnity under Clause 14 of the European Receivables Warehouse Company Deed of Charge in respect of any actions or omissions prior to the Termination Date in relation to the Relevant European Re-assigned Receivables, the Ancillary Rights relating thereto and the Invoice Files and the Counterparty Files produced in respect of the Relevant European Re-assigned Receivables of the European Receivables Warehouse Company; and

(g)                                 for the avoidance of doubt, the release and discharge effected by this Clause 5 shall not:

(i)             discharge the European Receivables Warehouse Company from any security, liabilities or obligations any of them may have or have granted under any agreement, to which any party hereto is a party, or for the benefit of such party, that is not a Transaction Document; or

(ii)          extend to any European Receivables, the Ancillary Rights relating thereto and the Invoice Files and the Counterparty Files produced in respect thereof that do not relate to the European Re-assigned Receivables but are subject to the European Receivables Warehouse Company Deed of Charge and the European Receivables Warehouse Company Deed of Charge shall continue in full force and effect with respect to the European Receivables Warehouse Company.

6.                                      RELEASE OF EUROPEAN MASTER PURCHASER FROM SECURITY DOCUMENTS

6.1                                 The Security Agent as and from the Termination Date:

(a)                                  acknowledges the discharge of the mortgages, pledges, sub-pledge, securities and charges granted by the European Master Purchaser over the Relevant European Re-assigned Receivables, the Ancillary Rights relating thereto and the Invoice Files and the Counterparty Files produced in respect of the Relevant European Re-assigned Receivables;

(b)                                 releases to the European Master Purchaser all the Relevant European Re-assigned Receivables, the Ancillary Rights relating thereto and the Invoice Files and the Counterparty Files produced in respect of the Relevant European Re-assigned Receivables owned by the European Master Purchaser to hold the same free and discharged from the security interests created by the European Master Purchaser Deed of Charge;

(c)                                  reassigns and reconveys to the European Master Purchaser all the Relevant European Re-assigned Receivables, the Ancillary Rights relating thereto and the Invoice Files and the Counterparty Files produced in respect of the Relevant European Re-assigned Receivables which were assigned and/or conveyed to the Security Agent by way of security pursuant to the terms of the European Master Purchaser Deed of Charge;

(d)                                 agrees and undertakes to execute and deliver, at the European Master Purchaser’s sole expense, to the European Master Purchaser if required for any reason subsequent to the date hereof but a discharge giving effect to the foregoing provisions in this Clause 6 in conformity with the requirements of the laws of the Federal Republic of Germany and/or the laws of The Netherlands as applicable;

(e)                                  the Security Agent agrees and undertakes to deliver to the European Master Purchaser at the European Master Purchaser’s request and expense all documents of title, certificates and other documents (if any) presently held by the Security Agent in relation to Relevant European Re-assigned Receivables, the Ancillary Rights relating thereto and the Invoice Files and the Counterparty Files produced in respect of the Relevant European Re-assigned Receivables owned by the European Master Purchaser and subject to the European Master Purchaser Deed of Charge;

(f)                                    the parties agree that nothing in this Clause 6 shall prevent the Security Agent from relying on any indemnity under Clause 15 of the European Master Purchaser Deed of Charge in respect of any actions or omissions prior to the Termination Date in relation to Relevant European Re-assigned Receivables, the Ancillary Rights relating thereto and the Invoice Files and the Counterparty Files produced in respect of the Relevant European Re-assigned Receivables of the European Master Purchaser; and

(g)                                 for the avoidance of doubt, the release and discharge effected by this Clause 6 shall not:

(i)             discharge the European Master Purchaser from any security, liabilities or obligations any of them may have or have granted under any agreement, to which any party hereto is a party, or for the benefit of such party, that is not a Transaction Document; or

(ii)          extend to any European Receivables, the Ancillary Rights relating thereto and the Invoice Files and the Counterparty Files produced in respect thereof that do not relate to the European Re-assigned Receivables but are subject to the European Master Purchaser Deed of Charge and the European Master Purchaser Deed of Charge shall continue in full force and effect with respect to the European Master Purchaser.

7.                                      TERMINATION OF THE ENGLISH COLLECTION ACCOUNT DEED

7.1                                 Subject to the terms of this Deed, the English Collection Account Deed shall be terminated on the Termination Date.

7.2                                 Subject to any accrued rights, liabilities and obligations under the English Collection Account Deed in respect of any act, thing or matter which occurred under the English Collection Account Deed prior to the Termination Date which shall not be affected, with effect on and from the Termination Date but subject to the terms of this Deed, each of the parties hereby:

(a)                                  fully and finally releases and discharges all the other parties to the English Collection Account Deed from all obligations and liabilities present and future, actual or contingent, arising under or in connection with the English Collection Account Deed; and

(b)                                 agrees that the termination arrangements set out in this Deed are in full and final satisfaction of all claims arising in relation to the matters referred to herein and that no party to the English Collection Account Deed shall have any claim against the others in relation to such matters.

8.                                      CANCELLATION OF POWERS OF ATTORNEY

8.1                                 Subject to the terms hereof, the powers of attorney set out in Schedule 1 (the Powers of Attorney) shall be terminated on the Termination Date.

8.2                                 Subject to any accrued rights, liabilities and obligations under the Powers of Attorney and any rights and liabilities which may arise under the Powers of Attorney after the Termination Date in respect of any act, thing or matter which occurred under the Powers of Attorney prior to the Termination Date which shall not be affected, with effect on and from the Termination Date, persons appointed pursuant to the Powers of Attorney shall, subject to the provisions of this Deed, be fully and finally released and discharged from any and all obligations under the Powers of Attorney.

8.3                                 Subject to the provisions of this Deed, persons appointed pursuant to the Powers of Attorney undertake that they will not exercise any rights, or incur any liabilities and obligations on behalf of the grantor under the Powers of Attorney from the Termination Date.

9.                                      AGREEMENT CONTINUATION

9.1                                 Each of the Transaction Documents and any documents executed or entered into pursuant thereto, where applicable as modified herein, shall continue in full force and effect save as expressly terminated pursuant hereto.

9.2                                 With effect from the Termination Date, the parties agree that this Deed will constitute a Transaction Document.

9.3                                 This Deed shall not prejudice or affect any liability of any parties which may have arisen under any of Transaction Documents prior to the Termination Date, or waive or modify any obligation thereunder to the extent it was to be performed or observed at any time prior to the Termination Date.

9.4                                 The parties hereto consent to (i) the Security Agent releasing and discharging the Relevant European Re-assigned Receivables on the terms set out in this Deed and (ii) the termination of the Transaction Documents as per this Deed with effect from the Termination Date.

10.                               REPRESENTATIONS AND WARRANTIES

10.1                           Each of the parties represents and warrants for the benefit of the others as follows:

(a)                                  it is duly incorporated under the laws of its jurisdiction of incorporation;

(b)                                 its Memorandum and Articles or other constitutional documents give it power and all necessary corporate or other authorities have been obtained and all necessary action taken, for it to enter into this Deed and the transactions contemplated hereby and this Deed and the Re-Sale Documents constitute its valid, legal and binding obligations; and

(c)                                  neither the signing and the delivery of this Deed nor the performance of any of the transactions contemplated hereby does or will contravene or constitute a default under or cause to be exceeded any limitation in its powers or any law or regulation by which it or any of its assets is bound or affected or its Memorandum and Articles or other constitutional documents or any agreement to which it is a party or by which any of its assets are bound.

10.2                           Buhrmann N.V. represents and warrants for the benefit of the others as follows:

(a)                                  that the transactions contemplated by the Re-Sale documents do not contravene or result in a default or any other consequences under any existing contract, debenture, mortgage or financing arrangement, including, but not limited to, the Senior Credit Facility, of any member of the Buhrmann Group;

(b)                                 that each member of the Buhrmann Group is validly incorporated and duly constituted under the laws of the jurisdiction in which it is purported to be incorporated; and

(c)                                  that each member of the Buhrmann Group has the capacity, power and authority to execute, deliver and perform their obligations and the transactions contemplated under the Re-Sale Documents and that the directors or officers of each of the parties to the Re-Sale Documents in authorising execution of the Re-Sale Documents to which it is a party have exercised their powers in accordance with their duties under all applicable laws and the constitutional documents of that company.

11.                               STOP ISSUANCE

The European Master Purchaser agrees, and each party hereto acknowledges, that as and from the Termination Date the European Master Purchaser may not issue Buhrmann European Notes to the MTN Issuer or the Jersey Company until the Rating Condition is satisfied.

12.                               SUBORDINATION OF RIGHTS

Notwithstanding any other provision of this Deed, or the winding-up of the European Master Purchaser or the European Receivables Warehouse Company, until one year and one day has elapsed following the payment of all sums outstanding and owing under the latest maturing Buhrmann European Note and the cancellation of the European Securitisation Facility, each party to this Deed agrees and acknowledges that shall not take any proceedings against the European Master Purchaser or the European Receivables Warehouse Company to enforce any of its rights hereunder or purport to enforce its rights hereunder whether by exercising any set-off, or making any withholding or deduction against any amounts otherwise due to the European Master Purchaser or the European Receivables Warehouse Company under the Re-Sale Documents or otherwise.

13.                               Limited Recourse

Notwithstanding any other provision of this Deed, if after applying all amounts which are required to be paid or provided for on any Business Day in accordance with Clause 7.3 or Clause 8.3, as the case may be, of the European Receivables Warehouse Company Deed of Charge and the European Master Purchaser Deed of Charge, there is any amount still owing to any party to this Deed in respect of the Re-purchase Price in respect of the Relevant European Re-assigned Receivables, the parties to the Deed agree and acknowledge that they shall not be entitled to take any further steps against the European Receivables Warehouse Company or the European Master Purchaser to recover any such sums still unpaid and all claims and all rights to claim against the European Receivables Warehouse Company or the European Master Purchaser in respect of each such unpaid sum shall be extinguished and the relevant party shall not have any rights of recourse whatsoever against the European Receivables Warehouse Company or the European Master Purchaser in respect of any such unpaid sums.

14.                               FURTHER ASSURANCE

Each of the parties hereto undertakes to do all acts or things and execute any further assurances or documents (including, without limitation, the giving of notices, the termination of any filings and/or registrations, and the making of any further filings and/or registrations consequent upon this Deed) that may be required by law or that the other parties hereto may reasonably consider necessary to establish, maintain and protect their rights and generally to carry out the true intent of this Deed and the Transaction Documents as so modified hereby.

15.                               COUNTERPARTS

This Deed may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

16.                               RIGHTS OF THIRD PARTIES

No person who is not a party to this Deed shall have any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed.

17.                               GOVERNING LAW AND JURISDICTION

17.1                           This Deed shall be governed by and construed in accordance with English law.

17.2                           The courts of England shall have exclusive jurisdiction to settle any disputes which may arisen out of or in connection with this Deed.

17.3                           In addition, Buhrmann Office Products Nederland B.V., the European Master Purchaser, the European Receivables Warehouse Company, the US Master Purchaser, the Master Servicer, the Parent, the English Originators and the Selected Dutch Originators shall at all times maintain an agent for service of process and any other documents in proceedings in England or any proceedings in connection with this Deed.  Such agent shall be Buhrmann UK Limited and any writ, judgment or other notice of legal process shall be sufficiently served on Buhrmann UK Limited if delivered to such agent at its address for the time being.  Buhrmann Office Products Nederland B.V., the European Master Purchaser, the European Receivables Warehouse Company, the US Master Purchaser, the Master Servicer, the Parent, the English Originators and the Selected Dutch Originators undertake not to revoke the authority of the above agent and if, for any reason, the Security Agent requests any party to do so, it shall, as applicable, promptly appoint another such agent with any address in England and advise each other party to this Deed and the Security Agent thereof.  If following such a request any party fails, to appoint another agent, the Security Agent shall be entitled to appoint one on its behalf.

IN WITNESS WHEREOF the parties hereto have caused this Deed to be duly executed the day and year first before written.

SCHEDULE 1

POWERS OF ATTORNEY

1.                                       English Originator Powers of Attorney

English Originator European Receivables Warehouse Company Proceedings Power of Attorney:

(a)                                  Howard Smith Paper Group Limited - European Receivables Warehouse Company Proceedings Power of Attorney

(b)                                 The M6 Paper Group Limited - European Receivables Warehouse Company Proceedings Power of Attorney

(c)                                  Robert Horne Group Plc - European Receivables Warehouse Company Proceedings Power of Attorney

English Originator European Receivables Warehouse Company Completion Power of Attorney:

(d)                                 Howard Smith Paper Group Limited - European Receivables Warehouse Company Completion Power of Attorney

(e)                                  The M6 Paper Group Limited - European Receivables Warehouse Company Completion Power of Attorney

(f)                                    Robert Horne Group Plc - European Receivables Warehouse Company Completion Power of Attorney

English Originator Security Agent Proceedings Power of Attorney:

(g)                                 Howard Smith Paper Group Limited - Security Agent Proceedings Power of Attorney

(h)                                 The M6 Paper Group Limited - Security Agent Proceedings Power of Attorney

(i)                                     Robert Horne Group Plc - Security Agent Proceedings Power of Attorney

English Originator Security Agent Completion Power of Attorney:

(j)                                     Howard Smith Paper Group Limited - Security Agent Completion Power of Attorney

(k)                                  The M6 Paper Group Limited - Security Agent Completion Power of Attorney

(l)                                     Robert Horne Group Plc - Security Agent Completion Power of Attorney

2.                                       Dutch Originator Powers of Attorney

Dutch Originator Security Agent Power of Attorney (Dutch Master Receivables Purchase Agreement):

(a)                                  Bührmann-Ubbens B.V. - Security Agent Power of Attorney (Dutch Master Receivables Purchase Agreement)

(b)                                 Proost En Brandt B.V. - Security Agent Power of Attorney (Dutch Master Receivables Purchase Agreement)

Dutch Originator European Receivables Warehouse Company Power of Attorney (Dutch Master Receivables Purchase Agreement):

(c)                                  Bührmann-Ubbens B.V. - European Receivables Warehouse Company Power of Attorney (Dutch Master Receivables Purchase Agreement)

(d)                                 Proost En Brandt B.V. - European Receivables Warehouse Company Power of Attorney (Dutch Master Receivables Purchase Agreement)

SCHEDULE 2

CONDITIONS PRECEDENT

1.                                       Execution of the Master Deed of Release and Termination.

2.                                       The following legal opinions:

(a)                                  a Freshfields Bruckhaus Deringer opinion as to matters of English law in respect of the release of security and the re-sale of the English Receivables under English law and other relevant matters;

(b)                                 a Freshfields Bruckhaus Deringer opinion as to matters of Dutch law in respect of the release of security and the re-sale of Selected Dutch Receivables under the Netherlands law and other relevant matters; and

(c)                                  a Freshfields Bruckhaus Deringer opinion as to matters of German law in respect of the release of security and the re-sale of Selected Dutch Receivables under German law and other relevant matters.

3.                                       Copies of Board Resolutions of English Originators, Selected Dutch Originators, European Receivables Warehouse Company and European Master Purchaser, inter alia, authorising the execution of the Re-Sale Documents.

4.                                       Compliance Certificates of English Originators, Selected Dutch Originators, European Receivables Warehouse Company and European Master Purchaser.

5.                                       Solvency Certificates of English Originators, Selected Dutch Originators, European Receivables Warehouse Company and European Master Purchaser.

6.                                       Powers of Attorney of English Originators, Selected Dutch Originators, European Receivables Warehouse Company and European Master Purchaser.

7.                                       Rating Affirmation Letters of Moody’s and Standard and Poor’s.

SCHEDULE 3

[Letterhead of Deutsche Trustee Company Limited]

To:                              Silver Securitisation B.V.
Buhrmann Silver S.A.
Ruud van Bork, civil law notary

31 October 2003

Re: Master Deed of Release and Termination

Deutsche Trustee Company Limited (the Security Agent) hereby confirms pursuant to Clause 2 of the Master Deed of Release and Termination between, inter alios, the Security Agent and the addressees to this letter and dated on or about 31 October 2003 (the Master Deed of Release and Termination) that the conditions precedent set out in Schedule 2 of the Master Deed of Release and Termination have been fulfilled.

for and on behalf of Deutsche Trustee Company Limited

EXECUTED and DELIVERED	)
as a DEED by BUHRMANN N.V.	)
a company incorporated in The	)
Netherlands, by KEES BANGMA, being	)
a person who, in accordance with the laws	)
of that territory, is acting under the	)
authority of the company	)

EXECUTED and DELIVERED	)
as a DEED by BUHRMANN US INC.	)
a company incorporated in Delaware,	)
by KEES BANGMA , being a person who,	)
in accordance with the laws of that	)
State, is acting under the authority	)
of the company	)

EXECUTED and DELIVERED	)
as a DEED by BUHRMANN	)
STAFDIENSTEN B.V. a company	)
incorporated in The Netherlands,	)
by KEES BANGMA, being	)
a person who, in accordance with the laws	)
of that territory, is acting under the	)
authority of the company	)

EXECUTED and DELIVERED	)
as a DEED by BUHRMANN SILVER	)
US LLC a company incorporated in	)
Delaware, by KEES BANGMA, being	)
a person who, in accordance with the laws	)
of that State, is acting under the authority	)
of the company	)

EXECUTED and DELIVERED	)
as a DEED by SILVER	)
SECURITISATION B.V.	)
a company incorporated in The Netherlands	)
by	)
and	)
being a person who, in accordance with the laws	)
of that territory, is acting under the authority	)
of the company	)

EXECUTED and DELIVERED	)
as a DEED by BUHRMANN SILVER	)
S.A. a company incorporated in	)
Luxembourg, by KEES BANGMA , being	)
a person who, in accordance with the laws	)
of that territory, is acting under the authority	)
of the company	)

EXECUTED and DELIVERED as a	)
DEED by BUHRMANN	)
EUROPCENTER N.V.	)
a company incorporated in Belgium,	)
by KEES BANGMA, being	)
a person who, in accordance with the	)
laws of that territory, is acting under the	)
authority of the company	)

EXECUTED and DELIVERED as a DEED	)
by BUHRMANN FINED B.V.,	)
a company incorporated in The Netherlands	)
by KEES BANGMA, being a person who,	)
in accordance with the laws of that territory,	)
is acting under the authority of the company	)

EXECUTED and DELIVERED	)
as a DEED by BÜHRMANN-UBBENS	)
B.V. a company incorporated in the	)
Netherlands, by KEES BANGMA, being	)
a person who, in accordance with the laws	)
of that territory, is acting under the authority	)
of the company

EXECUTED and DELIVERED	)
as a DEED by PROOST EN BRANDT	)
B.V. a company incorporated in the	)
Netherlands, by KEES BANGMA, being	)
a person who, in accordance with the laws,	)
of that territory is acting under the authority	)
of the company	)

EXECUTED and DELIVERED	)
as a DEED by BUHRMANN OFFICE	)
PRODUCTS NEDERLAND B.V.	)
a company incorporated in the	)
Netherlands, by KEES BANGMA, being	)
a person who, in accordance with the laws,	)
of that territory is acting under the authority	)
of the company	)

EXECUTED and DELIVERED as a	)
DEED by KEES BANGMA	)
(as duly authorised attorney under a Power	)
of Attorney dated October 2003))
for and on behalf of ROBERT HORNE	)
PAPER GROUP PLC	)

In the presence of:

EXECUTED and DELIVERED as a	)
DEED by KEES BANGMA	)
(as duly authorised attorney under a Power	)
of Attorney dated October 2003))
for and on behalf of THE HOWARD	)
SMITH PAPER GROUP LIMITED	)

In the presence of:

EXECUTED and DELIVERED as a	)
DEED by KEES BANGMA	)
(as duly authorised attorney under a Power	)
of Attorney dated October 2003))
for and on behalf of	)
THE M6 PAPER GROUP LIMITED	)

In the presence of:

EXECUTED and DELIVERED as a	)
DEED	)
(as duly authorised attorney under a Power	)
of Attorney dated October 2003))
DEUTSCHE TRUSTEE COMPANY	)
LIMITED by	)

and	)

In the presence of:

EXECUTED and DELIVERED	)
as a DEED by	)
DEUTSCHE BANK	)
AKTIENGESELLSCHAFT a company	)
incorporated in Germany by	)
SUMIT CHAUDHARY and JAMIE PRATT	)
being persons who, in accordance with the laws	)
of that territory, are acting under the authority	)
of the company	)

EXECUTED and DELIVERED	)
as a DEED by	)
DEUTSCHE BANK AG	)
Amsterdam Branch by	)
SUMIT CHAUDHARY and JAMIE PRATT	)
persons who are acting under the authority	)
of the company	)

EXECUTED and DELIVERED	)
as a DEED by	)
DEUTSCHE BANK AG	)
New York Branch by	)
SUMIT CHAUDHARY and JAMIE PRATT	)
persons who are acting under the authority	)
of the company	)

EXECUTED and DELIVERED	)
as a DEED by	)
DEUTSCHE BANK AG LONDON	)
SUMIT CHAUDHARY and JAMIE PRATT	)
being persons who are acting under the authority	)
of the company	)

EXECUTED and DELIVERED	)
as a DEED by	)
DEUTSCHE BANK LUXEMBOURG	)
S.A. a company incorporated in	)
Luxembourg, by	)
SUMIT CHAUDHARY and JAMIE PRATT	)
being persons who, in accordance with the laws	)
of that territory, are acting under the authority	)
of the company	)

EXECUTED and DELIVERED as a	)
DEED by RHEINGOLD NO.11)
LIMITED a company incorporated in	)
Jersey by , being	)
a person who, in accordance with the laws	)
of that territory, is acting under the	)
authority of the company	)

EXECUTED and DELIVERED as a	)
DEED by SILVER FUNDING	)
LIMITED a company incorporated in	)
Jersey by , being	)
a person who, in accordance with the laws	)
of that territory, is acting under the	)
authority of the company	)

EXECUTED and DELIVERED as a	)
DEED by RHEINGOLD	)
SECURITISATION LIMITED	)
a company incorporated in Jersey	)
by , being	)
a person who, in accordance with the	)
laws of that territory, is acting under the	)
authority of the company	)

EXECUTED and DELIVERED as a	)
DEED by DEUTSCHE	)
INTERNATIONAL CORPORATE	)
SERVICES LIMITED a company	)
incorporated in Jersey by ,	)
being a person who, in accordance with the laws	)
of that territory, is acting under the authority	)
of the company	)

For the purposes of Article 63, sub-paragraph 2 of Council Regulation (EC) No. 44/2001 of 22 December 2000 on Jurisdiction and the Recognition and Enforcement of Judgements in Civil and Commercial Matters, the undersigned hereby expressly and specifically accept the jurisdiction of the competent courts of England.

Buhrmann Silver S.A.

By

Deutsche Bank Luxembourg S.A.

By

Execution Copy

31 October 2003

BUHRMANN N.V.
BUHRMANN STAFDIENSTEN B.V.
BUHRMANN SILVER US LLC
ROBERT HORNE GROUP PLC
THE HOWARD SMITH PAPER GROUP LIMITED
THE M6 PAPER GROUP LIMITED
BUHRMANN SILVER S.A.
BUHRMANN EUROPCENTER N.V.
DEUTSCHE BANK AKTIENGESELLSCHAFT
DEUTSCHE BANK AG, New York
SILVER FUNDING LIMITED
DEUTSCHE INTERNATIONAL CORPORATE SERVICES LIMITED
BUHRMANN US INC.
SILVER SECURITISATION B.V.
BÜHRMANN-UBBENS B.V.
PROOST EN BRANDT
BUHRMANN OFFICE PRODUCTS NEDERLAND B.V.
DEUTSCHE TRUSTEE COMPANY LIMITED
DEUTSCHE BANK AG LONDON
DEUTSCHE BANK AG, Amsterdam Branch
DEUTSCHE BANK LUXEMBOURG S.A.
RHEINGOLD SECURITISATION LIMITED
BUHRMANN FINED B.V.
RHEINGOLD NO. 11 LIMITED

MASTER DEED OF RELEASE AND TERMINATION
in respect of the Buhrmann Securitisation Programme

CONTENTS

CLAUSE

1.	DEFINITIONS AND INTERPRETATION

2.	CONDITIONS PRECEDENT

3.	RELEASE AND DISCHARGE OF CERTAIN SELLERS

4.	RELEASE AND DISCHARGE OF OTHER PARTIES

5.	RELEASE OF EUROPEAN RECEIVABLES WAREHOUSE COMPANY FROM SECURITY DOCUMENTS

6.	RELEASE OF EUROPEAN MASTER PURCHASER FROM SECURITY DOCUMENTS

7.	TERMINATION OF THE ENGLISH COLLECTION ACCOUNT DEED

8.	CANCELLATION OF POWERS OF ATTORNEY

9.	AGREEMENT CONTINUATION

10.	REPRESENTATIONS AND WARRANTIES

11.	STOP ISSUANCE

12.	SUBORDINATION OF RIGHTS

14.	FURTHER ASSURANCE

15.	COUNTERPARTS

16.	RIGHTS OF THIRD PARTIES

17.	GOVERNING LAW AND JURISDICTION

SCHEDULE 1 POWERS OF ATTORNEY

SCHEDULE 2 CONDITIONS PRECEDENT

SCHEDULE 3

1